Exhibit 99.1

NEWS RELEASE

Contact: Alliance Data Tiffany Louder – Investor Relations Alliance Data 214.494.3048 tiffany.louder@alliancedata.com Shelley Whiddon – Media 214.494.3811 Shelley.whiddon@alliancedata.com	Epsilon Britta Petersen – Media 773-796-5434 Britta.petersen@epsilon.com

EPSILON SIGNS NEW MULTI-YEAR AGREEMENT WITH CNO FINANCIAL
GROUP FOR ENTERPRISE MARKETING DATABASE SOLUTION AND
MARKETING DATA SERVICES

Epsilon to Create a Centralized View of Customers and Prospects, Provide Deeper
Insights, and Enable Personalized Marketing Across Digital and Traditional Channels

PLANO, TX – September 29, 2016 – Epsilon®, an Alliance Data (NYSE: ADS) company, has signed a new, multi-year agreement with CNO Financial Group, Inc (NYSE: CNO), a national holding company to insurance brands Bankers Life, Washington National and Colonial Penn.

With this agreement, Epsilon will build a centralized marketing database solution for the full suite of CNO brands to enable more integrated, strategic and personalized communications across channels including direct mail, television, call center, display, and email. The effort will support both direct-to-consumer efforts and regional agent distribution channels, increased cross-selling opportunities and improved lead management processes. Additionally, Epsilon will provide data services to enhance CNO's existing customer and prospect data, offering deeper insights, modeling, campaign selection and an overall better view of its customers and prospects.

"Epsilon's solution will help CNO build an outstanding marketing and sales data environment that supports our activities across the enterprise," said Chris Campbell, senior vice president, marketing and communications at CNO. "It will improve our omni-channel campaign and lead management, our business intelligence and analytics, and better enable enhanced sales, customer relationships, and operational efficiencies."

"We are excited to partner with CNO on its vision of being the leading provider of financial security to middle-income American working families and retirees," said Bryan Kennedy, chief executive officer, Epsilon/Conversant. "Understanding the company's unique customer base, strategically leveraging available technologies, and enabling personalized communications across channels will undoubtedly lead to better business outcomes."

About Epsilon
Epsilon is a global leader in creating connections between people and brands. An all-encompassing global marketing company, we harness the power of rich data, groundbreaking technologies, engaging creative and transformative ideas to get the results our clients require. Recognized by Ad Age as the #1 World's Largest CRM/Direct Marketing Network, #1 Largest U.S. Agency from All Disciplines and #1 Largest U.S. Mobile Marketing Agency, Epsilon employs over 7,000 associates in 70 offices worldwide. Epsilon is an Alliance Data company. For more information, visit www.epsilon.com, follow us on Twitter @EpsilonMktg or call 1.800.309.0505.

About Alliance Data
Alliance Data® (NYSE: ADS) is a leading global provider of data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today's most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and emerging technologies. An S&P 500 and Fortune 500 company headquartered in Plano, Texas, Alliance Data consists of three businesses that together employ more than 16,000 associates at approximately 100 locations worldwide.

Alliance Data's card services business is a leading provider of marketing-driven branded credit card programs. Epsilon® is a leading provider of multichannel, data-driven technologies and marketing services, and also includes Conversant®, a leader in personalized digital marketing. LoyaltyOne® owns and operates the AIR MILES® Reward Program, Canada's premier coalition loyalty program, and holds a majority interest in Netherlands-based BrandLoyalty, a global provider of tailor-made loyalty programs for grocers.

Follow Alliance Data on Twitter, Facebook, LinkedIn and YouTube.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as "believe," "expect," "anticipate," "estimate," "intend," "project," "plan," "likely," "may," "should" or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements.

We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. These risks and uncertainties include, but are not limited to, factors set forth in the Risk Factors section in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K.

Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

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